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                                   UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                     FORM 8-K


                                  CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                            Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported): DECEMBER 30, 1997


                                  PRIME GROUP REALTY TRUST
                   (Exact name of Registrant as specified in its Charter)




            MARYLAND                   1-13589              36-4173047
(State or other jurisdiction of    (Commission File      (I.R.S. Employer
incorporation or organization)         Number)          Identification No.)


77 West Wacker Drive, Suite 3900, Chicago, Illinois              60601
    (Address of principal executive offices)                   (Zip Code)


                                       (312) 917-1300
                   (Registrant's telephone number, including area code)


                                            N/A
                                (Former name or former address,
                                  if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On December 30, 1997, Prime Group Realty Trust (the "Company") acquired the office property known as 2675 North Mayfair Road, which contains 102,660 square feet of rentable space (approximately 96% leased), located in Wauwatosa, an upscale suburb of Milwaukee, Wisconsin. The property was purchased from a third party for approximately $8.0 million.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements Under Rule 3-14 of Regulation S-X

The Company has determined that it is impractical at this time to file audited financial statements of 2675 North Mayfair Road for the year ended December 31, 1996 and the nine months ended September 30, 1997, as prescribed by Rule 3-14 of Regulation S-X. Such statements will be filed by amendment as soon as practicable, but in any event not later than March 13, 1998.

(b) Pro Forma Financial Statements

The Company has determined that it is impractical at this time to file pro forma financial statements for the Company as prescribed by Article 11 of Regulation S-X. Such statements will be filed by amendment as soon as practicable, but in any event not later than March 13, 1998.

(c) Exhibits

None.


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                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  PRIME GROUP REALTY TRUST
                                  Registrant



                                   /s/ William M. Karnes
                                   ----------------------------------
                                   William M. Karnes
                                   Executive Vice President and
                                   Chief Financial Officer

Date: January 14, 1998